Brian Smith                                             vFINAL
ESI
503-672-5760
smithb@esi.com

ESI Announces First Quarter Fiscal 2017 Results

PORTLAND, Ore. – August 2, 2016 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2017 first quarter ended July 2, 2016. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring, inventory impairments, and other items.
First quarter revenue was $47.7 million, compared to $51.5 million in the fourth quarter of 2016 and $43.1 million in the first quarter of last fiscal year. GAAP net loss was $0.1 million or $0.00 per share. On a non-GAAP basis net income was $3.0 million or $0.09 per diluted share, compared to $3.4 million or $0.11 per diluted share in the prior quarter.
“Revenues grew 11% year over year,” stated Ed Grady, president and CEO of ESI. “In addition, solid gross margins and diligent expense management led to a quarter of near-breakeven GAAP profitability, adjusted EPS at the high end of expectations, and strong cash generation. Further, we made significant strides in the placement and qualification of our new products with multiple customers, which should generate incremental revenue in the coming quarters."
Bookings in the first quarter were $30.4 million, compared to $55.6 million in the prior quarter and $41.9 million last year. Grady continued, “As we expected, our flex via drilling business saw a decline in bookings after several quarters of very strong demand activity. The decline turned out to be more than

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

we had anticipated, as slowing projected consumer electronics growth resulted in a pause in buying activity as customers assessed their capacity utilization. However, we expect this market to recover later in our fiscal year, as increased flex content across multiple industries, miniaturization, and new consumer electronics products should continue to drive underlying growth in this market.”
On a GAAP basis gross margin was 43.7%, compared to 41.1% in the prior quarter. Cost of sales included a $1.1 million estimated impairment to inventory and equipment at our manufacturing facility in Wuhan resulting from flooding in central China. Operating expenses were $20.5 million, up slightly from $20.1 million in the prior quarter. Operating income was $0.3 million, compared to $1.1 million last quarter.
Non-GAAP gross margin was 46.7% compared to 42.7% in the prior quarter. Non-GAAP operating expenses increased slightly to $18.9 million from $18.7 million last quarter. Non-GAAP operating income was $3.3 million, flat compared to the fourth quarter.
Balance Sheet and Cash Flow
At quarter end, cash and investments grew to $69.8 million, from $60.2 million last quarter. The company generated $11.4 million in cash from operations. Inventories decreased by $0.9 million, trade receivables decreased by $8.5 million, and accounts payable increased by $3.0 million.
Acquisition of Visicon Technologies
The company also announced that it has closed on the acquisition of Visicon Technologies, Inc., a leading supplier of high-accuracy and high-throughput measurement and defect detection systems based in Napa, California. "Visicon brings to ESI a strong portfolio of standalone defect detection systems for the medical device and consumer electronics markets. We believe this business provides complementary technology, expands our presence into the medical device market, and is highly leveraged into our consumer electronics customer base." The company expects that Visicon will add $10-20 million of annual revenue and will be accretive on an adjusted basis by the end of this fiscal year.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Second Quarter 2017 Outlook
Based on current market conditions, revenues for the second quarter of fiscal 2017 are expected to be between $30 million and $35 million. Non-GAAP loss per share is expected to be $0.20 to $0.25.
Grady concluded, "Despite near-term softness in our core markets our growth strategy remains on track. Our core markets have good long-term growth drivers, we have a leading position, and we expect to see business levels return as capacity utilization increases. In addition, we expect to see results from initial placements of our new products over the course of the year with increasing volumes this fiscal year and early next year. As our new products gain traction and our addressable market expands and diversifies, the quarterly swings in bookings and revenue should diminish over time. Our acquisition of Visicon increases our market diversification and should enhance our ability to differentiate in the laser micromachining market. In the meantime, we are focused on managing our cost structure well and investing to execute our growth strategy."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period. The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 76618135. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, inventory write-down and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations per 10-K. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, products, revenue, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global and regional economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that we do not successfully integrate Visicon Technologies; the risk that the incorporation of Visicon's vision technology does not give us a competitive advantage; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; the risk that our cost-reduction program will not result in the anticipated level of savings; foreign currency fluctuations; the risk that efficiencies realized from our site

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

consolidation are not as large as expected; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2017 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended
	July 2, 2016	April 2, 2016	June 27, 2015
Net sales:
Systems	$38,200	$44,043	$32,062
Services	9,468	7,443	11,029
Total net sales	47,668	51,486	43,091
Cost of sales:
Systems	22,422	25,247	21,285
Services	4,438	5,055	6,429
Total cost of sales	26,860	30,302	27,714
Gross profit	20,808	21,184	15,377
	43.7%	41.1%	35.7%
Operating expenses:
Selling, general and administrative	12,871	12,134	12,617
Research, development and engineering	7,630	7,694	8,645
Acquisition and integration costs	—	—	154
Restructuring costs	—	227	62
Net operating expenses	20,501	20,055	21,478
Operating profit (loss)	307	1,129	(6,101)
Non-operating (expense) income:
Interest and other (expense) income, net	(78)	127	(5)
Total non-operating (expense) income	(78)	127	(5)
Income (loss) before income taxes	229	1,256	(6,106)
Provision for (benefit from) income taxes	347	(697)	258
Net (loss) income	$(118)	$1,953	$(6,364)
Net (loss) income per share - basic	$—	$0.06	$(0.20)
Net (loss) income per share - diluted	$—	$0.06	$(0.20)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2017 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	July 2, 2016	April 2, 2016
Assets
Current assets:
Cash and cash equivalents	$62,463	$42,413
Short-term investments	4,506	15,252
Trade receivables, net	34,272	42,770
Inventories	59,522	60,470
Shipped systems pending acceptance	2,319	1,181
Other current assets	5,219	5,340
Total current assets	168,301	167,426
Non-current assets:
Property, plant and equipment, net	24,775	24,543
Non-current deferred income taxes, net	951	914
Goodwill	7,445	7,445
Acquired intangible assets, net	6,866	7,146
Other assets	14,556	12,626
Total assets	$222,894	$220,100
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$19,031	$16,061
Accrued liabilities	15,024	18,334
Deferred revenue	8,812	6,373
Total current liabilities	42,867	40,768
Non-current liabilities
Income taxes payable	1,343	1,266
Deferred income tax liability, net	227	234
Other liabilities	7,676	7,801
Total liabilities	52,113	50,069
Shareholders' equity:
Preferred and common stock	196,077	195,024
Accumulated deficit	(24,116)	(23,998)
Accumulated other comprehensive loss	(1,180)	(995)
Total shareholders' equity	170,781	170,031
Total liabilities and shareholders' equity	$222,894	$220,100
End of period shares outstanding	32,175	31,613

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
Analysis of First Quarter Fiscal 2017 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended
	July 2, 2016	April 2, 2016	June 27, 2015
Sales detail:
Component Processing
Interconnect Products (IP)	$30,918	$29,152	$20,645
Component Test Products (CTP)	4,602	5,609	6,498
Semiconductor Products (SP)	7,609	8,974	11,141
	43,129	43,735	38,284
Micromachining
Micromachining Products (MP)	4,539	7,751	4,807
Net Sales	$47,668	$51,486	$43,091

Gross margin %	43.7%	41.1%	35.7%
Selling, general and administrative expense %	27%	24%	29%
Research, development and engineering expense %	16%	15%	20%
Operating income (loss) %	1%	2%	(14%)
Effective tax rate %	152%	(55%)	(4%)
Weighted average shares outstanding - basic	31,815	31,580	31,177
Weighted average shares outstanding - diluted - GAAP	31,815	32,393	31,177
Weighted average shares outstanding - diluted - Non-GAAP	32,530	32,393	31,177
End of period employees	657	651	691

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2017 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended
	July 2, 2016	April 2, 2016	June 27, 2015

Gross profit per GAAP	$20,808	$21,184	$15,377
Purchase accounting	229	278	266
Equity compensation	120	99	129
Charges for inventory write-off of damaged product	1,116	—	—
Charges for intangibles write-off of discontinued product	—	435	—
Non-GAAP gross profit	$22,273	$21,996	$15,772
Non-GAAP gross margin	46.7%	42.7%	36.6%

Operating expenses per GAAP	$20,501	$20,055	$21,478
Purchase accounting	(250)	(262)	(455)
Equity compensation	(1,170)	(882)	(933)
Charges for asset write-off of damaged product	(100)	—	—
Acquisition and integration costs	—	—	(154)
Restructuring costs	(37)	(227)	(62)
Non-GAAP operating expenses	$18,944	$18,684	$19,874
% of Net sales	40%	36%	46%

Operating income (loss) per GAAP	$307	$1,129	$(6,101)
Non-GAAP adjustments to gross profit	1,465	812	395
Non-GAAP adjustments to operating expenses	1,557	1,371	1,604
Non-GAAP operating income (loss)	$3,329	$3,312	$(4,102)
% of Net sales	7%	6%	(10%)

Non-operating (expense) income, net per GAAP	$(78)	$127	$(5)
Non-GAAP non-operating (expense) income	$(78)	$127	$(5)

Net (loss) income per GAAP	$(118)	$1,953	$(6,364)
Non-GAAP adjustments to gross profit	1,465	812	395
Non-GAAP adjustments to operating expenses	1,557	1,371	1,604
Income tax effect of other non-GAAP adjustments	65	(731)	(99)
Non-GAAP net income (loss)	$2,969	$3,405	$(4,464)
% of Net sales	6%	7%	(10%)
Basic Non-GAAP net income (loss) per share	$0.09	$0.11	$(0.14)
Diluted Non-GAAP net income (loss) per share	$0.09	$0.11	$(0.14)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Electro Scientific Industries, Inc.
First Quarter Fiscal 2017 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended
	July 2, 2016	April 2, 2016	June 27, 2015
Net (loss) income	$(118)	$1,953	$(6,364)
Non-cash adjustments and changes in operating activities	11,566	(5,249)	8,691
Net cash provided by (used in) operating activities	11,448	(3,296)	2,327
Net cash provided by investing activities	8,979	3,217	469
Net cash (used in) financing activities	(398)	313	(130)
Effect of exchange rate changes on cash	21	108	171
NET CHANGE IN CASH AND CASH EQUIVALENTS	20,050	342	2,837
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	42,413	42,071	50,994
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62,463	$42,413	$53,831

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces First Quarter Fiscal 2017 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending October 1, 2016

Non-GAAP loss per share	(0.20) - (0.25)
Purchase accounting	(0.01)
Equity compensation	(0.04)
Other items	(0.02) - (0.03)
GAAP loss per share	(0.27) - (0.33)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com